May 13, 2020 Annual Meeting Presentation Exhibit 99.1

Forward-Looking Statements Certain matters set forth herein (including the exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to RBB’s current business plans, its future financial position and operating results and RBB’s and First American’s expectations. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and events and the impact they may have on RBB and/or First American, on our customers and our assets and liabilities; our ability to attract deposits and other sources of funding or liquidity; supply and demand for real estate and periodic deterioration in real estate prices and/or values in California, New York or other states where RBB or First American lends, including both residential and commercial real estate; a prolonged slowdown or decline in real estate construction, sales or leasing activities; changes in the financial performance and/or condition of our borrowers, depositors or key vendors or counterparties; changes in our levels of delinquent loans, nonperforming assets, allowance for loan losses and charge-offs; the costs or effects of acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or RBB’s ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; the effect of changes in laws, regulations and applicable judicial decisions (including laws, regulations and judicial decisions concerning financial reforms, taxes, banking capital levels, consumer, commercial or secured lending, securities and securities trading and hedging, compliance, employment, executive compensation, insurance, vendor management and information security) with which we and our subsidiaries must comply or believe we should comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, including changes in the Basel Committee framework establishing capital standards for credit, operations and market risk; inflation, interest rate, securities market and monetary fluctuations; changes in government interest rates or monetary policies; changes in the amount and availability of deposit insurance; cyber-security threats, including loss of system functionality or theft or loss of company or customer data or money; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, drought, or the effects of pandemic diseases; the timely development and acceptance of new banking products and services and the perceived overall value of these products and services by our customers and potential customers; our relationships with and reliance upon vendors with respect to the operation of certain key internal and external systems and applications; changes in commercial or consumer spending, borrowing and savings preferences or behaviors; technological changes and the expanding use of technology in banking (including the adoption of mobile banking and funds transfer applications); the ability to retain and increase market share, retain and grow customers and control expenses; changes in the competitive and regulatory environment among financial and bank holding companies, banks and other financial service providers; volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions; fluctuations in the price of the our common stock or other securities; and the resulting impact on our ability to raise capital or RBB’s ability to make acquisitions, the effect of changes in accounting policies and practices, as may be adopted from time-to-time by our regulatory agencies, as well as by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard-setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our workforce, management team and/or our board of directors; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (such as securities, consumer or employee class action litigation), regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; our ongoing relations with our various federal and state regulators; our success at managing the risks involved in the foregoing items and all other factors set forth in RBB Bancorp’s public reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019, and particularly the discussion of risk factors within that document applicable to RBB. In addition, the following risks related to the transaction in particular could cause actual results to differ materially from these forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by First American shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the RBB, First American, and PGB businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction Any statements about future operating results, such as those concerning accretion and dilution to RBB’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. RBB and First American do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Balance Sheet (Dollars in millions) Total Assets   $3,129 Gross Loans, Including Held for Sale   $2,452 Total Deposits   $2,436 Tangible Common Equity1   $332 Tangible Common Equity / Tangible Assets1   10.87% NPAs / Assets2   0.66% Profitability Return on Average Assets, annualized   0.90% Return on Average Tangible Common Equity   8.13% FTE Net Interest Margin   3.37% Efficiency Ratio   57.65% RBB Bancorp – Who We Are Non-GAAP reconciliation in Appendix Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing interest, loans modified under troubled debt restructurings, and other repossessed assets; excludes purchased credit impaired (“PCI”) loans Established in 2008 and headquartered in Los Angeles, California $3.1 billion asset Chinese-American, business-oriented community bank 24 traditional branches 13 located in Southern California 7 located in New York 3 located in Chicago 1 in Nevada Four principal business lines: Commercial Real Estate (“CRE”) Commercial & Industrial (“C&I”) 1-4 Single Family Residential (“SFR”) SBA Lending (“SBA”) Six successful acquisitions completed since 2010 Certified Community Development Financial Institution since mid-February 2016 Overview Financial Highlights For the Three Months Ended March 31, 2020:

High-performing community bank with defined and proven strategy to grow both organically and through acquisitions Insider ownership (including family holdings) at 34% and high deposit balances, aligns interests with public shareholders Experienced management team and Board of Directors with demonstrated industry knowledge, regulatory relationships, lending expertise and community involvement Niche markets with concentration on Asian-Americans Products structured to address the needs of underserved individuals and businesses within those markets Significant opportunities for future acquisitions across the U.S. Conservative risk profile with focused and diversified lending strategy Solid asset quality from conservative credit culture and disciplined underwriting standards Interest rate neutral balance sheet Track record of attractive returns Diversified revenue with four lending products spread across multiple industries and geographies Substantial noninterest income and well-managed noninterest expenses Exceptional investment opportunity to own a well-managed, highly profitable institution Compelling valuation and consistent dividend payout ratio Investment Highlights

Peer Analysis

Select major exchange traded Asian-American banks

	Operating & Performance Metrics (MRQ)								Trading & Market Metrics					
									Price				Stock Performance	
Company	Assets	LTM Asset Growth	ROAA	ROATCE	NIM	Loans/ Deposits	Efficiency Ratio	TCE / TA	TBV	2020 EPS	2021 EPS	Dividend Yield	One Year	YTD
East West Bancorp, Inc.	$45,949	9.2%	1.30%	12.9%	3.44%	93%	38.5%	9.7%	1.04x	9.0x	8.7x	2.17%	(38.3%)	(33.4%)
Cathay General Bancorp	18,296	6.9	1.05	9.8	3.34	103	44.6	10.8	0.98	9.6	8.9	3.26	(35.9)	(37.0)
Hope Bancorp, Inc.	16,021	4.0	0.67	6.7	3.31	97	54.4	9.9	0.70	10.4	12.2	3.77	(39.1)	(40.9)
Hanmi Financial Corporation	5,618	0.8	0.17	1.7	3.36	99	61.9	9.7	0.52	12.3	14.7	4.80	(61.7)	(54.1)
Preferred Bank	4,728	9.2	1.40	13.6	3.70	95	34.9	10.0	1.05	8.1	9.2	2.00	(33.4)	(44.3)
PCB Bancorp	1,800	4.8	0.81	6.4	3.85	98	56.8	N/A	0.62	11.1	19.9	1.45	(49.6)	(47.9)
OP Bancorp	1,210	12.3	1.12	9.3	3.95	95	61.2	N/A	0.72	8.8	8.6	1.93	(39.3)	(36.9)
Asian-American Bank Median	**5,618**	**6.9%**	**1.05%**	**9.3%**	**3.44%**	**97%**	**54.4%**	**9.9%**	**0.72x**	**9.6x**	**9.2x**	**2.17%**	**(39.1%)**	**(41.0%)**
Regional Bank Index Median	14,111	8.2	8.21	1.0	3.48	93	56.3	8.5	0.99	11.7	9.7	4.08	(37.4)	(40.5)
West Coast Banks Median	1,046	7.8	8.21	1.0	3.92	72	61.6	9.7	0.86	11.9	11.3	1.58	(27.8)	(29.9)
RBB Bancorp	**3,129**	**5.1%**	**0.90%**	**8.1%**	**3.35%**	**100%**	**57.7%**	**8.1%**	**0.72x**	**9.5x**	**8.0x**	**1.89%**	**(39.5%)**	**(43.2%)**

Price/TBV


0.99x
0.72x
0.72x
Regional Bank Index Median
Asian-American Bank Median
RBB Bancorp

Price/2020 EPS


11.7x
9.6x
9.5x
Regional Bank Index Median
Asian-American Bank Median
RBB Bancorp

Price/2021 EPS


9.7x
9.2x
8.0x
Regional Bank Index Median
Asian-American Bank Median
RBB Bancorp

COVID-19 Impact and Response

We are actively addressing client needs

- Enrolling clients in the SBA Paycheck Protection Program
- As of April 30, 2020, we have received approvals from the SBA for 234 loans in the total amount of $31.6 million

The following table as of April 30, 2020 is intended to summarize the Company's overall loan exposure to major industries that are considered "at-risk" for business interruption due to the COVID-19 pandemic:

Industry/Property Type ($ in millions)	Total Exposure	SBA Guaranteed and Unguaranteed	% of Total HFI Loans	Average Loan-to-Value %
General Retail	$254.0	$9.8	10.1%	42.9%
Mixed Use Commercial	195.2	0.4	7.7%	41.1%
Hospitality	93.5	39.2	3.7%	51.5%
Service Stations	35.4	12.8	1.4%	58.2%
Restaurants	8.3	3.1	0.3%	39.2%
Multifamily	264.1	--	10.5%	48.6%
Shared National Credits (excluding Airlines and Cruise Lines)	38.5	--	1.5%	N/A
Airlines and Cruise Lines (SNC)	9.7	--	0.4%	N/A
SFR Mortgage Loans – Western region	527.2	--	20.9%	60.3%
SFR Mortgage Loans – Eastern region	524.0	--	20.8%	55.1%
SFR Mortgage Loans – Chicago metropolitan area	100.4	--	4.0%	62.6%

Approximately 40% of the 5.4% total exposure to Hospitality, Service Stations and Restaurants are SBA loans. The SBA has guaranteed all principal and interest payments for up to six months during the COVID-19 national emergency.

RBB Bancorp 皇佳商業金控 5

COVID-19 Impact and Response - Continued

We are actively addressing client needs

- Offering loan relief to all impacted clients
- As of April 30, 2020, we have extended payment relief on $436 million loans across our entire $2.5 billion loan portfolio, representing 17.3% of the total
  - $230 million were for single family residential borrowers
  - $206 million were for commercial borrowers

The following table as of April 30, 2020 is summarizes the Company's loan deferral grants by industry/property type and region:

Industry/Property Type ($ in thousands)	Number of Deferrals Granted	Principal Amount	Monthly Deferred Amount	Average Loan-to-Value %
General Retail [1]	41	$105,822	$706	50.0%
Mixed Use Commercial	33	55,890	433	36.5%
Hospitality [1]	3	18,109	116	44.8%
Service Stations [1]	3	9,398	59	58.3%
Restaurants [1]	8	3,175	36	58.7%
Multifamily	12	14,006	94	44.3%
Shared National Credits (excluding Airlines and Cruise Lines)	--	--	--	N/A
Airlines and Cruise Lines (SNC)	--	--	--	N/A
SFR Mortgage Loans – Western region	199	122,251	687	61.3%
SFR Mortgage Loans – Eastern region	228	94,245	549	59.1%
SFR Mortgage Loans – Chicago metropolitan area	83	13,915	105	64.5%

(1) Excluding SBA loans because they do not qualify for deferments. The SBA has guaranteed all SBA loan payments for six months during the COVID-19 national emergency.

RBB BANCORP 皇佳商業金控 6

Our History Historical Progression of Franchise Growth Opened 2008 Source: Pages 3-4 in the S-1 Opened SBA banking unit 2010 Raised over $54mm in private offering of common stock 2012 Opened residential mortgage unit 2014 Earned Findley Reports’ “Super Premier” status February: Acquired Named a CDFI 2016 March: Issued $50mm of subordinated notes Earned Findley Reports’ “Super Premier” status 2018 Issued $55 million of subordinated notes October: Acquired September: Acquired July: Acquired January: Established 2011 May: Acquired Received Outstanding Overseas Taiwanese SME Award 2013 Earned Findley Reports’ “Super Premier” status 2015 Raised $62 million in IPO 2017 Earned Findley Reports’ “Super Premier” status January: Acquired 2020

Our Current Footprint Orange County, California Irvine Branches (24) Los Angeles County, California Clark County, Nevada Ventura County, California Arcadia Cerritos Diamond Bar Los Angeles (Downtown) Los Angeles (Westwood) Los Angeles (Silver Lake) Monterey Park Rowland Heights San Gabriel Torrance Oxnard Westlake Village Las Vegas New York, NY 2 Brooklyn, NY 1 Manhattan, NY 4 Queens, NY Chicago, IL 2 Chinatown Bridgeport

Demonstrated Track Record of Balance Sheet and Earnings Growth (1) Non-GAAP reconciliation in Appendix Total Loans ($mm) Total Deposits ($mm) Net Income ($mm) Return on Average Tangible Common Equity1 2013 – 2019 CAGR = 26.0% 2013 – 2019 CAGR = 25.6% 2013 – 2019 CAGR = 33.3%

  1Q20 2019 2018 Net Income 6,748 39,209 36,105 Number of Share Outstanding 19,739,280 20,030,886 20,000,022 Basic Earning Per Share 0.34 1.96 2.11 Diluted Average Shares Outstanding 20,066,328 20,393,424 17,967,653 Diluted Earning Per Share 0.33 1.92 2.01 Dividends Declared 0.12 0.40 0.35 Total Shareholders' Equity 407,993 407,690 374,621 Tangible Common equity 331,970 343,027 308,639 Book Value per Share 20.67 20.35 18.73 Tangible Book Value per Share 16.83 17.12 15.43 Earnings Per Share Calculation

Outstanding Financial Performance Non-GAAP reconciliation in Appendix on page 27 Return on Average Assets Return on Average Tangible Common Equity1 Efficiency Ratio (FTE) Noninterest Income / Average Assets

$2.45 billion total loans as of March 31, 2020 Diversified across industry lines Single Family Residential - Mainly non-QM mortgages Commercial Real Estate - Owner occupied and Investor owned Commercial and Industrial - Majority secured by assets SBA - Primarily SBA 7(a) loans for business acquisition or working capital 55% Fixed rate and 45% Variable rate4 Average yield on total loans of 5.36% for the first quarter of 2020 Diversified Loan Portfolio Excludes purchased loan discounts and deferred costs and fees Includes construction and land development loans Includes Held for Investment and Held for Sale Loans Includes loans that have initial fixed rate terms prior to converting to variable rate loans By Collateral Type: By Business Line¹: Loan Portfolio Composition (March 31, 2020)

Disciplined Credit Culture Nonperforming loans include nonaccrual loans, loans past due 90 days or more and still accruing interest and loans modified under troubled debt restructurings; nonperforming loans exclude PCI loans acquired in prior acquisitions Nonperforming assets include nonperforming loans (as defined in footnote 1 above) and other repossessed assets Nonperforming Loans¹ / Total Loans Nonperforming Assets² / Total Assets Allowance for Loan Losses / Total Loans Net Charge-Offs / Average Loans

    Avg. Balance   Weighted     ($mm)   Avg. Rate Noninterest-Bearing Demand $485.6 0.00% NOW $43.8 0.39% Savings $115.0 0.19% Money Market $432.0 1.02% Retail Time¹ $671.3 1.81% Jumbo Time² $620.9 2.18% Brokered Time3 $66.4 2.12% Total Deposits   $2,435.0   1.38% Deposit Portfolio as of March 31, 2020 Retail Time includes time deposits with balances less than $250,000, excluding brokered time Jumbo Time includes time deposits with balances of $250,000 and greater Brokered Time are brokered time deposits, which are all lower than $100,000 Reconciliation in Appendix Strongest growth coming in DDAs Top 10 Deposit Relationships = $360.1 million (14.8% of total deposits) 3 of the Top 10 Relationships are with Directors and shareholders of the Company; $93.6 million, or ~26% of Top 10 total Deposit Portfolio Composition Total: $2.44 billion 85.3% Core4 For the Three Months Ended March 31, 2020 3

Profitability Drivers Yield on Average Interest-Earning Assets Cost of Average Interest-Bearing Liabilities Net Interest Margin (FTE) Efficiency Ratio (FTE)

(Dollars in millions, except per share amounts)   As of March 31, 2020     Actual Long-Term Debt     Long-Term Debt   $104.1 Subordinated Debentures   14.1 Total Long-Term Debt   $118.2       Shareholders' Equity     Common Stock   $286.4 Additional Paid-in Capital   4.8 Treasury Stock -- Retained Earnings   116.1 Accumulated Other Comprehensive Income   0.6 Total Shareholders' Equity   $407.9       Total Capitalization   $526.1       Common Shares Outstanding   19,739,281       Book Value Per Share   $20.67 Tangible Book Value Per Share1   $16.82       Regulatory Capital     Tier 1 Common Capital   $333.0 Tier 1 Risk-Based Capital   $347.1 Total Risk-Based Capital   $472.4 Consolidated Capital Ratios Non-GAAP reconciliation in Appendix Consolidated Capital Ratios Consolidated Capitalization Table 4.00% 7.00% 8.50% 10.50% 1

Interest Rate Risk Profile Note: Assumes parallel shifts in market interest rates 12-Month Net Interest Income Sensitivity Immediate Change in Rates March 31, 2020 Economic Value of Equity Sensitivity Immediate Change in Rates March 31, 2020 12 month NII sensitivity is neutral to slightly liability sensitive Economic Value of Equity (“EVE”) sensitivity is neutral to slightly liability sensitive in a flat to declining environment